UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 7, 2016

GREEN PARTS INTERNATIONAL, INC.
 (Exact Name of Registrant as Specified in Charter)

NEVADA	814-00175	20-5535892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Regina Drive, Atlanta, Georgia	30318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 589-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 2.01  ACQUISITION OR DISPOSAL OF ASSETS
On January 7, 2016, as a prerequisite to the $5,000,000 refinance package, Green Parts International, Inc. President Asif Balagamwala transferred to the company from his personal holdings, two properties with an appraised value of more than $2,500,000.  By doing so the company was able to enter a 25-year term rather than a 10-year term on the loan.

ITEM 8.01  OTHER EVENTS

On January 7, 2016, Green Parts International, Inc. completed a $5,000,000 refinance package at Prime plus 2.75%.    The package reduced the company's debt (principle and interest) expense by approximately 75%.  The loan proceeds also resolved all pending creditor litigations and various short-term loan obligations were paid.

Type of Loan:  SBA 25 Year term prime plus 2.75

Use of Proceeds:

I)	$1,021,257.49 in working capital (working capital can be only used for day to day operations expenses only).
a.	$630,000 of the working capital portion will be in reserve for 12 months
b.	$268,107 was used for closing cost items
II)	$3,971,892.30 was used to refinance current debt, along with adding additional collateral for the new lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Parts International Inc.

Dated: January 19, 2016	By:	/s/ Asif M. Balagamwala
J. M Asif M. Balagamwala
Chief Executive Officer